Exhibit 99.3

CONSENT OF PERSON NAMED AS ABOUT TO BECOME DIRECTOR

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Amendment No. 1 to Registration Statement on Form S-1 of TS Innovation Acquisitions Corp. (the “Registrant”), and all amendments thereto and any related prospectus or prospectus supplement filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Registration Statement”), as a prospective director of the Registrant, and to the filing or attachment of this consent with the Registration Statement.

October 30, 2020

By	/s/ Joshua Kazam
	Name:	Joshua Kazam